JPMorgan Chase & Co.
Power of Attorney
For Preparing, Signing and Filing Certain Reports with the SEC

	KNOW ALL BY THESE PRESENTS, that the undersigned in his or her capacity as an officer or director of JPMorgan Chase & Co. ("JPMC") hereby constitutes and appoints each of Stephen M. Cutler, Anthony J. Horan, Neila B. Radin and Carin
S. Reddish, signing singly, his/her true and lawful attorney-in-fact to:

(1)	prepare and execute for and on behalf of the undersigned in connection with transactions in JPMC securities (a) any and all forms of report, including amendments to such reports, required to be made pursuant to Section 16(a) of the
  Securities Exchange Act of 1934 (the "Exchange Act") and related rules of the
Securities and Exchange Commission ("SEC") and (b) any documents or reports which may be required under SEC Rule 144 to permit the undersigned to sell JPMC common stock without registration under the Securities Act of 1933 (the "1933
Act'') in reliance on Rule 144 as amended from time to time;

(2)	apply for Edgar codes on behalf of the undersigned to enable electronic filings with the SEC;

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable for the preparation and timely filing of any such reports, documents and reports with the SEC, any United States stock exchange, and any other authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers hereby granted. The undersigned acknowledges that none of the foregoing attorneys-in-fact in serving in such capacity at the request of the undersigned is assuming any of the undersigned's responsibilities to comply with either the Exchange Act or the 1933 Act.

		IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of
March 5, 2009.

						/s/ John Donnelly
						John Donnelly
POA Donnelly.doc